Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169151

Class B rating from Fitch is A+, not A as indicated in the prior message
$457+mm GE Capital Credit Card Master Note Trust 2012-3
SEC-Registered
JOINT BOOKRUNNERS :  Barclays, Credit Suisse
CO-MANAGERS       :  Castle Oak, Natixis, Societe Generale

CLS  $AMT(mm)    WAL     M/F        E.FINAL     L.FINAL     COUP        PRICE
===============================================================================
A    400.000     4.91    Aaa/AAA    03/15/17    03/16/20    1mL+45     100-00
B     57.70+     4.91    A2/A+      03/15/17    03/16/20    1mL+100    100-00
===============================================================================
Expected Settle  :  04/18/12               Timing             :  PRICED
Expected Ratings :  Moodys & Fitch         ERISA Eligible     :  Yes
First Pay Date   :  05/15/12               Class A Min Denoms :  $100k by $1k
B&D              :  Barclays               Class B Min Denoms :  $100k by $1.00

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND
THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY,
CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.  Any disclaimers or other notices that may appear below are not applicable to this message and should be disregarded. Such disclaimers or other notices have been automatically generated.